Exhibit 32

JOINT CEO/CFO CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

AD ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, the Chairman of the Board and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Fortune Brands, Inc. (the “Company”), hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: February 23, 2011

/s/ BRUCE A. CARBONARI
Bruce A. Carbonari
Chairman of the Board and Chief Executive Officer

/s/ CRAIG P. OMTVEDT
Craig P. Omtvedt
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Fortune Brands, Inc. and will be retained by Fortune Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.